PARTICIPATION AGREEMENT

Among

First Security Benefit Life Insurance and

Annuity Company of New York,

Lincoln Variable Insurance Products Trust,

Lincoln Financial Investments Corporation,

and

Lincoln Financial Distributors, Inc.

THIS AGREEMENT, dated as of the 1st day of May, 2023, by and among First Security Benefit Life Insurance and Annuity Company of New York, (the “Company”), a stock life insurance company organized under the laws of the State of New York, on its own behalf and on behalf of each segregated asset account of the Company currently in existence or hereafter created, as set forth on Schedule A hereto, which may be updated from time to time for the convenience of the parties, (each an “Account”), Lincoln Variable Insurance Products Trust (the “Trust”), a Delaware statutory Trust, Lincoln Financial Investments Corporation (the “Adviser”), a Tennessee corporation, and Lincoln Financial Distributors, Inc. (the “Distributor”), a Connecticut corporation.

WHEREAS, the shares of beneficial interest/common stock of the Trust are divided into several series of shares, each representing the interest in a particular managed Fund of securities and other assets (each a “Fund”); and

WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940 (the “1940 Act”) and shares of the Funds are registered under the Securities Act of 1933, as amended (the “1933 Act”); and

WHEREAS, the Trust operates under an order from the SEC, dated June 4, 2007 (File No. 812-13287) (“Order”), granting relief from various provisions of the 1940 Act and the rules thereunder to the extent necessary to permit Fund shares to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated participating insurance companies accounts (“Participating Insurance Companies”) and qualified pension and retirement plans outside the separate account context and any other trust, plan, account, contract or annuity trust that is within the scope of Treasury Regulation §1.817.5(f)(3)(iii) (collectively, the “Plans”); and

WHEREAS, the Adviser, which serves as investment adviser to the Trust, is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended; and

WHEREAS, the Distributor is duly registered as a broker-dealer under the Securities Exchange Act of 1934 (the “1934 Act”) and is a member in good standing of the Financial Industry Regulatory Authority (“FINRA”); and

WHEREAS, the Company has issued or will issue certain variable annuity contracts supported wholly or partially by the Account (the “Contracts”), and said Contracts are listed in Schedule A hereto, which may be updated from time to time for convenience of the parties; and

WHEREAS, the Account is duly established and maintained as a segregated asset account, duly established by the Company, to set aside and invest assets attributable to the aforesaid Contracts; and

WHEREAS, the Company intends to purchase shares in the Funds of the Trusts on behalf of the Account to Trust the aforesaid Contracts;

NOW, THEREFORE, in consideration of their mutual promises, the Company, the Trust and the Adviser agree as follows:

ARTICLE I. Sale of Trust Shares

1.1. Subject to Article XII hereof, the Trust agrees to make available to the Company for purchase on behalf of the Account, shares of the Funds, such purchases to be effected at net asset value in accordance with Section 1.4 of this Agreement. Notwithstanding the foregoing, (i) the Funds (other than those listed on Schedule A) in existence now or that may be established in the future will be made available to the Company only as the Trust may so provide, and (ii) the Board of Trustees of the Trust (the “Board”) may suspend or terminate the offering of shares of any Fund or class thereof upon written notice to the Company, if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Board acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, suspension or termination is necessary and in the best interests of the shareholders of such Fund.

1.2. The Trust shall redeem, at the Company’s request, any full or fractional Fund shares held by the Company on behalf of the Account, such redemptions to be effected at net asset value in accordance with Section 1.4 of this Agreement. Notwithstanding the foregoing, the Trust may delay redemption of Trust shares of any Fund to the extent permitted by the 1940 Act, and any rules, regulations or orders thereunder.

1.3. The Trust reserves the right to process redemptions in kind, as limited in accordance with Rule 18f-1 under the 1940 Act.

1.4. Purchase and Redemption Procedures

(a) The parties agree to place and settle trades for shares through the National Securities Clearing Corporation (“NSCC”). The Trust hereby appoints the Company as an agent of the Trust for the limited purpose of receiving and accepting purchase and redemption requests on behalf of the Account (but not with respect to any Trust shares that may be held in the general account of the Company) for shares of those Funds made available hereunder, based on allocations of amounts to the Account or subaccounts thereof under the Contracts and other transactions relating to the Contracts or the Account. Receipt and acceptance of any such request (or relevant transactional information therefore) on any day the New York Stock Exchange is open for trading and on which a Fund calculates its net asset value (a “Business Day”) pursuant to the rules of the Securities and Exchange Commission (“SEC”), by the Company as such limited agent of the Trust prior to the time that the Trust ordinarily calculates its net asset value as described from time to time in the Trust’s prospectus shall constitute receipt and acceptance by the Fund on that same Business Day.

(b) Company will communicate to the Trust purchases and redemptions orders of the Funds through the National Securities Clearing Corporation (“NSCC”) by NSCC Cycle 8. If the NSCC is unavailable for any reason, and Company is unable to communicate such orders by NSCC Cycle 8, it shall follow the procedure for manual trades set forth herein in Section 1.4(d).

(c) To the extent that trades are submitted by NSCC, the Rules & Procedures Manual of the NSCC, as amended from time to time, is hereby made a part of this Agreement as if fully set forth herein and shall be a part of each trade cleared. The Parties represent that they, or an affiliate and/or agent, are in the process of applying to be, members of the NSCC.

(d) In the event that Company is unable to place and settle trades through the NSCC, Company will calculate and forward net orders through a trade file in a mutually agreed upon format via SFTP by 8:30 a.m. Eastern Time on the next following Business Day.

(e) Payment for trades submitted through the NSCC will be settled through the NSCC.

(f) For manual trades, the Company shall pay for net orders of each Fund on the same Business Day that it notifies the Trust of a purchase request for such shares. Payment for Fund shares shall be made in federal funds transmitted to the Trust or other designated person by wire to be received by the close of the Federal Reserve wire system on the Business Day the Trust is notified of the purchase request for Fund shares (unless the Trust determines and so advises the Company that sufficient proceeds are available from redemption of shares of other Funds effected pursuant to redemption requests tendered by the Company on behalf of the Account, or unless the Trust otherwise determines and so advises the Company to delay the date of payment, to the extent the Trust may do so under the 1940 Act). If federal Trusts are not received on time, such Trusts will be invested, and Fund shares purchased thereby will be issued, as soon as practicable and the Company shall promptly, upon the Trust’s request, reimburse the Trust for any charges, costs, fees, interest or other expenses incurred by the Trust in connection with any advances to, or borrowing or overdrafts by, the Trust, or any similar expenses incurred by the Trust, as a result of Fund transactions effected by the Trust based upon such purchase request. Upon receipt of federal Trusts so wired, such Trusts shall cease to be the responsibility of the Company and shall become the responsibility of the Trust.

(g) For manual trades, payment for net Fund shares redeemed by the Account or the Company shall be made by the Trust in federal Trusts transmitted by wire to the Company or any other designated person by the close of the Federal Reserve wire system on the same Business Day the Trust is properly notified of the redemption order of such shares (unless redemption proceeds are to be applied to the purchase of shares of other Funds in accordance with Section 1.4(f)) of this Agreement), except that the Trust reserves the right to delay payment of redemption proceeds to the extent permitted under Section 22(e) of the 1940 Act and any rules thereunder, and in accordance with the procedures and policies of the Trust as described in the then-current prospectus.

Any purchase or redemption request for Fund shares held or to be held in the Company’s general account shall be effected at the net asset value per share next determined after the Trust’s receipt and acceptance of such request, provided that, in the case of a purchase request, payment for Trust shares so requested is received by the Trust in federal Trusts prior to close of business for determination of such value, as defined from time to time in the Trust’s prospectus.

1.5. The Trust shall use its best efforts to make the net asset value per share for each Fund available to the Company by 6:30 p.m. Eastern Time each Business Day, and in any event, as soon as reasonably practicable after the net asset value per share for such Fund is calculated, and shall calculate such net asset value in accordance with the Trust’s prospectus. If the Trust provides the Company with materially incorrect share net asset value information, the Company on behalf of the Account, shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct share net asset value. Any material error in the calculation of the net asset value per share, dividend or capital gain information shall be reported promptly to the Company upon discovery. In the event that any such material error is the result of the gross negligence of the Trust, or its designated agent for calculating the net asset value, any administrative or other costs or losses incurred for correcting underlying Contract owner accounts shall be at the Adviser’s expense.

1.6. The Trust shall use its best efforts to furnish notice (by wire or telephone followed by written confirmation) to the Company of any income dividends or capital gain distributions payable on any Fund shares by the record date, but in no event later than 6:30 p.m. Eastern Time on the ex-dividend date. The Company, on its behalf and on behalf of the Account, hereby elects to receive all such dividends and distributions as are payable on any Fund shares in the form of additional shares of that Fund. The Company reserves the right, on its behalf and on behalf of the Account, to revoke this election and to receive all such dividends and capital gain distributions in cash. The Trust shall notify the Company promptly of the number of Fund shares so issued as payment of such dividends and distributions.

1.7. Issuance and transfer of Trust shares shall be by book entry only. Share certificates will not be issued to the Company or the Account. Purchase and redemption orders for Trust shares shall be recorded in an appropriate ledger for the Account or the appropriate subaccount of the Account.

1.8. (a) The parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive; the Trust’s shares may be sold to other insurance companies and the cash value of the Contracts may be invested in other investment companies.

(b) The Company shall not, without prior notice to the Adviser (unless otherwise required by applicable law), take any action to operate the Account as a management investment company under the 1940 Act.

(c) The Company shall not induce Contract owners to change or modify the Trust or change the Trust’s investment adviser.

(d) The Company shall not, without prior notice to the Trust, induce Contract owners to vote on any matter submitted for consideration by the shareholders of the Trust in a manner other than as recommended by the Board.

1.9. The Company shall notify the Trust at least five days in advance of a single purchase, redemption or exchange order for one million dollars ($1,000,000) or more of which it has prior knowledge.

ARTICLE II. Representations and Warranties

2.1. The Company represents and warrants that the Contracts (a) are, or prior to issuance will be, registered under the 1933 Act, or (b) are not registered because they are properly exempt from registration under the 1933 Act or will be offered exclusively in transactions that are properly exempt from registration under the 1933 Act. The Company further represents and warrants that the Contracts will be issued and sold in compliance in all material respects with all applicable federal securities and state securities and insurance laws. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law, that it has legally and validly established the Account as a segregated asset account under New York insurance laws, and that it (a) has registered or, prior to any issuance or sale of the Contracts, will register the Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts, or alternatively (b) has not registered the Account in proper reliance upon an exclusion from registration under the 1940 Act.

2.2. The Trust represents and warrants that Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act, shall be duly authorized for issuance and sold in compliance with applicable state and federal securities laws and that the Trust is and shall remain registered under the 1940 Act. The Trust shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Trust shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Trust.

2.3. The Trust represents and warrants that it is lawfully organized and validly existing under the laws of the State of Delaware and that it does and will comply in all material respects with the 1940 Act, including, without limitation, Rule 38a-1 under the 1940 Act.

2.4. The Adviser represents and warrants that it is registered as an investment adviser with the SEC and that it does and will comply in all material respects with the Investment Advisers Act of 1940, including, without limitation, Rule 206(4)-7 under the Investment Advisers Act.

2.5. The Trust and the Adviser represent and warrant that all of their trustees/directors, officers, employees, and other individuals or entities dealing with the money and/or securities of the Trust are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Trust in an amount not less than the minimum coverage as required currently by Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.6. The Company represents and warrants that it shall deliver such prospectuses, statements of additional information, proxy statements and periodic reports of each Fund as required to be delivered under applicable federal or state law in connection with the offer, sale or acquisition of the Variable Contracts.

2.7. The Company hereby consents to the use by the Trust of the name and telephone number of the Company and to the reference by the Trust to the relationship between the Company and the Trust as part of an informational page on the Trust’s site on the World Wide Web portion of the Internet. The Company hereby further consents to the Trust’s establishing a link between the Trust’s site and the Company’s site from the same place that the Company is listed on the Trust’s site. The Trust Company hereby consents to the use by the Company of the name and telephone number of the Trust and to the reference by the Company to the relationship between the Company and the Trust as part of an informational page on the Company’s site on the World Wide Web portion of the Internet. The Trust Company hereby further consents to the Company’s establishing a link between the Trust’s site and the Company’s site from the same place that the Trust Company is listed on the Company’s site, including a link to the prospectus and statement of additional information of the Fund.

2.8. The Distributor represents and warrants that it is registered as a broker-dealer and shall remain duly registered under all applicable federal and state securities laws and that it shall perform its obligations for the Trust in compliance in all material respects with the applicable laws of the State of Connecticut and any applicable state and federal securities laws.

2.9. Each party represents and warrants that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate, partnership or trust action, as applicable, by such party, and, when so executed and delivered, this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms.

2.10. The Company represents and warrants that all orders for the purchase and sale of Fund shares submitted to the Trust (or counted by the Company in submitting a net order under this Agreement) will have been received in good order by the Company prior to the time as of which the Fund calculates its NAV on that Business Day, as disclosed in the prospectus for the pertinent Fund (the “trading deadline”), in accordance with Rule 22c-1 under the 1940 Act (subject only to exceptions as permitted under Rule 22c-1(c) under the 1940 Act, respecting initial purchase payments on variable annuity contracts, and to the established administrative procedures of the Company as described under Rule 6e-3(T)(b)(12)(iii) under the 1940 Act respecting premium processing for variable life insurance contracts). The Company will, upon reasonable request, certify to the Trust and the Distributor that the Company is in compliance with this Section.

2.11. The Company represents and warrants that is has implemented policies and procedures reasonably designed to guard against money laundering activities, to detect and report suspicious activities and to comply with the applicable provisions of the Bank Secrecy Act, as amended by the USA PATRIOT Act, and any and all related regulations. In this regard, (a) to the extent required by law, the Company or its agents have obtained and will obtain in the future, evidence that satisfactorily establishes the identity of each of its Contract owners; (b) such information will be made available to the Trust and the Distributor or their agents upon their request for regulatory purposes; and (c) the Company will identify any suspicious transactions to the Trust and the Distributor.

ARTICLE III. Prospectuses and Proxy Statements; Voting

3.1. The Trust shall provide the Company with as many printed copies of the current prospectus, current Statement of Additional Information (“SAI”), supplements, proxy statements, and annual or semi-annual reports of each Fund as the Company may reasonably request, with expenses to be borne in accordance with Schedule B hereof. If requested by the Company in lieu thereof, the Trust shall provide such documents (including a print-ready PDF, or an electronic copy of the documents in a format suitable for printing and posting on the Company’s website, all as the Company may reasonably request) and such other assistance as is reasonably necessary in order for the Company to have prospectuses, SAIs, supplements and annual or semi-annual reports for the Contracts and the Trust printed together in a single document or posted on the Company’s web-site or printed individually by the Company if it so chooses.

3.2. The Trust’s prospectus shall state that the current SAI for the Trust is available.

3.3. The Trust shall provide the Company with information regarding the Trust’s expenses, which information may include a table of fees and related narrative disclosure for use in any prospectus or other descriptive document relating to a Contract. The Company agrees that it will use such information substantially in the form provided. The Company shall provide prior written notice of any proposed modification of such information, which notice will describe the manner in which the Company proposes to modify the information, and agrees that it may not modify such information in any way without the prior consent of the Trust, which consent shall not be unreasonably withheld.

3.4. Pursuant to Rule 30e-3 under the Investment Company Act of 1940 (“Rule 30e-3”), the Company shall ensure that the following Trust materials are posted to a website hosted and maintained by the Company or its third party vendor: (i) current report to shareholders; (ii) prior report to shareholders; (iii) complete Fund holdings from reports containing a summary schedule of investments; and (iv) Fund holdings for most recent first and third fiscal quarters (items (i) through (iv) collectively, the “Required Materials”). To assist the Company in fulfilling its Rule 30e-3 obligations, the Trust shall send a .pdf file of the Required Materials to rpsupport@dfinsolutions.com as soon as practicable after filing with the SEC but no later than five business days before the date each time that the Required Materials are required to be posted by Rule 30e-3.. The Company shall provide a paper notice to Contract owners, fulfill ad hoc requests from Contract owners for a paper copy of any of the Required Materials, and fulfill Contract owner elections to receive future Trust shareholder reports in paper, all as required by Rule 30e-3. Contract owner elections to receive future Trust shareholder reports in paper shall be governed by Section 3.1. Rule 30e-3 expenses shall be borne in accordance with Schedule B hereto.

3.5. The Company shall host and maintain the websites specified in paragraph (j)(1)(iii) of Rule 498A under the 1933 Act (“Rule 498A”), so that the following documents (collectively, “Trust Documents”) are publicly accessible, free of charge, at those websites, in accordance with the conditions set forth in that paragraph, provided that the Trust and Adviser fulfill their obligations herein: (1) summary prospectus for the Funds; (2) statutory prospectus for the Funds; (3) statement of additional information (“SAI”) for the Funds; and (4) most recent annual and semi-annual reports to shareholders (under Rule 30e-1 under the 1940 Act) for the Funds. The Trust shall send a .pdf file of the Trust Documents to rpsupport@dfinsolutions.com as soon as practicable after filing with the SEC but no later than five business days prior to May 1. The Trust shall provide updated versions of the Trust Documents as necessary. Rule 498A expenses shall be borne in accordance with Schedule B hereto.

The Company shall ensure that an Initial Summary Prospectus is used for each currently offered Contract described under the related registration statement, in accordance with paragraph (j)(1)(i) of Rule 498A. The Trust shall ensure that a summary prospectus is used for each Trust, in accordance with paragraph (j)(1)(ii) of Rule 498A.

Upon request by the Company, the Trust shall provide such data regarding each Fund’s expense ratios and investment performance to facilitate the registration and sale of the Contracts. Without limiting the generality of the forgoing, the Trust shall provide the following Fund expense and performance data on a timely basis to facilitate the Company’s preparation of its annually updated registration statement for the Contracts (and as otherwise reasonably requested by the Company):

(a) the gross “Annual Fund Company Expenses” for each Fund, calculated in accordance with Item 3 of Form N-1A, before any expense reimbursements or fee waiver arrangements (and in accordance with (i) Instruction 16 to Item 4 of Form N-4, and (ii) Instruction 4(a) to Item 4 of Form N-6); and

(b) the net “Annual Fund Company Expenses” (aka “Total Annual Trust Operating Expenses”) for each Fund, calculated in accordance with Item 3 of Form N- 1A, that include any expense reimbursements or fee waiver arrangements (and in accordance with (i) Instruction 17 to Item 4 of Form N-4 and (ii) Instruction 4 to Item 17 of Form N-4, and (iii) Instruction 4(b) to Item 4 of Form N-6, and (iv) Instruction 4 to Item 18 of Form N-6), and the period for which the expense reimbursements or fee waiver arrangement is expected to continue and whether it can be terminated by the Fund (or Trust); and

(c) the “Average Annual Total Returns” for each Fund (before taxes), calculated pursuant to Item 4(b)(2)(iii) of Form N-1A (for the 1, 5, and 10 year periods, and in accordance with (i) Instruction 7 to Item 17 of Form N-4, and (ii) Instruction 7 to Item 18 of Form N-6).

3.6. So long as, and to the extent the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners, or to the extent otherwise required by law, the Company shall, at the Company’s option, follow one of the two methods described below to provide pass-through voting privileges to contract owners:

(a) Provide a list of Contract owners with value allocated to a Fund as of the record date to the Trust or its agent in order to permit the Trust to send solicitation material and gather voting instructions from Contract owners on behalf of the Company. The Company shall also provide such other information to the Trust as is reasonably necessary in order for the Trust to properly tabulate votes for Trust initiated proxies. In the event that the Company chooses this option, the Trust shall be responsible for properly “echo voting” shares of a Fund for which no voting instructions have been received.

(b) Solicit voting instructions from Contract owners itself and vote shares of the Fund in accordance with instructions received from Contract owners. The Company shall vote the shares of the Funds for which no instructions have been received in the same proportion as shares of the Fund for which instructions have been received.

3.7. The Company reserves the right to vote Fund shares held in its general account in its own right, to the extent permitted by applicable laws.

3.8. If the Trust and the Company agree to distribute Trust summary prospectuses to Contract owners pursuant to Rule 498 of the 1933 Act, as set forth in Schedule C of this Agreement, then each party to the Agreement represents and warrants that it complies with the requirements of Rule 498 and applicable SEC guidance regarding the Rule in connection therewith, and that it maintains policies and procedures reasonably designed to ensure that it can meet its obligations in connection with Trust summary prospectuses. The parties agree to comply with the terms included in the attached Schedule C as of the effective date of this Agreement.

ARTICLE IV. Sales Material and Information

4.1. The Company shall furnish, or shall cause to be furnished, to the Trust or its designee, each piece of sales literature or other promotional material that the Company develops and in which the Trust (or a Fund thereof) or the Adviser is named. No such material shall be used until approved by the Trust or its designee, and the Trust will use its best efforts for it or its designee to review such sales literature or promotional material within five (5) Business Days after receipt of such material. Materials not approved or disapproved within five (5) Business Days shall be deemed approved. The Trust or its designee reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Trust (or a Fund thereof) or the Adviser is named, and no such material shall be used if the Trust or its designee so objects.

4.2. The Company shall not give any information or make any representations or statements on behalf of the Trust or concerning the Trust or the Adviser in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus or SAI for the Trust shares, as such registration statement and prospectus or SAI may be amended or supplemented from time to time, or in reports or proxy statements for the Trust, or in sales literature or other promotional material approved by the Trust or its designee, except with the permission of the Trust or its designee.

4.3. The Trust and the Adviser, or their designee, shall furnish, or cause to be furnished, to the Company, each piece of sales literature or other promotional material that it develops and in which the Company, and/or the Account, is named. No such material shall be used until approved by the Company, and the Company will use its best efforts to review such sales literature or promotional material within five (5) Business Days after receipt of such material. Materials not approved or disapproved within five (5) Business Days shall be deemed approved. The Company reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Company and/or its Account is named, and no such material shall be used if the Company so objects.

4.4. The Trust shall not give any information or make any representations on behalf of the Company or concerning the Company, the Account, or the Contracts other than the information or representations contained in a registration statement, prospectus (which shall include an offering memorandum, if any, if the Contracts issued by the Company or interests therein are not registered under the 1933 Act), or SAI for the Contracts, as such registration statement, prospectus, or SAI may be amended or supplemented from time to time, or in published reports for the Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company, except with the permission of the Company.

4.5. Upon request, the Trust will provide to the Company at least one complete copy of all registration statements, prospectuses, SAIs, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Funds or their shares, after the filing of such document(s) with the SEC or other regulatory authorities.

4.6. Upon request, the Company will provide to the Trust at least one complete copy of all registration statements, prospectuses (which shall include an offering memorandum, if any, if the Contracts issued by the Company or interests therein are not registered under the 1933 Act), SAIs, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts or the Account, after the filing of such document(s) with the SEC or other regulatory authorities. The Company shall provide to the Trust and the Adviser any complaints received from the Contract owners pertaining to the Trust or a Fund.

4.7. The Trust will provide the Company with as much notice as is reasonably practicable of any material change in the Trust’s registration statement, particularly any change resulting in a change to the registration statement or prospectus for any Account. The Trust will work with the Company so as to enable the Company to make changes to its prospectus or registration statement, in an orderly manner.

ARTICLE V. Fees and Expenses

5.1. The Trust shall pay no fee or other compensation to the Company under this Agreement, except that if the Trust or any Fund adopts and implements a plan pursuant to Rule 12b-1 to finance distribution or administrative expenses, then the Trust may make payments to the Company or to the underwriter for the Contracts if and in amounts agreed to by the Trust in writing.

5.2. All expenses incident to performance by the parties under this Agreement shall be paid in accordance with Schedule B hereof.

ARTICLE VI. Qualification

6.1. The Trust will invest its assets in such a manner as to ensure that the Contracts will be treated as annuity or life insurance contracts, whichever is appropriate, under the Internal Revenue Code of 1986, as amended (“Code”) and the regulations issued thereunder (or any successor provisions). Without limiting the scope of the foregoing, each Fund represents and warrants that it has complied and will continue to comply with Section 817(h) of the Code and Treasury Regulation §1.817-5, and any Treasury interpretations thereof, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts, and any amendments or other modifications or successor provisions to such Section or Regulations. In the event of a breach of this Article VI by the Trust, it will take all reasonable steps (a) to notify the Company of such breach and (b) to adequately diversify the Trust so as to achieve compliance within the grace period afforded by Regulation 1.817-5.

6.2. The Trust represents and warrants that it is qualified as a regulated investment company under Subchapter M of the Code and that it will maintain such qualification (under Subchapter M or any successor or similar provisions) and that it will notify the Company promptly upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

6.3. The Company represents that the Contracts are currently, and at the time of issuance shall be, treated as life insurance or annuity insurance contracts, under applicable provisions of the Code, and that it will maintain such treatment, and that it will notify the Trust immediately upon having a reasonable basis for believing the Contracts have ceased to be so treated or that they might not be so treated in the future. The Company agrees that any prospectus offering a contract that is a “modified endowment contract” as that term is defined in Section 7702A of the Code (or any successor or similar provision), shall identify such contract as a modified endowment contract.

ARTICLE VII. Potential Conflicts

7.1. The Board of Trustees of the Trust (the “Board”) will monitor the Trust for the existence of any material irreconcilable conflict between the interests of the Variable Contract owners of Participating Insurance Company Separate Accounts investing in the Trust. A material irreconcilable conflict may arise for a variety of reasons, including: (a) state insurance regulatory authority action; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of the Trust are being managed; (e) a difference in voting instructions given by variable annuity and variable life insurance contract owners or by contract owners of different Participating Insurance Companies; or (f) a decision by a Participating Insurance Company to disregard voting instructions of Variable Contract owners.

7.2. The Company will report any potential or existing conflicts to the Board. The Company will be responsible for assisting the Board in carrying out its responsibilities under the Conditions set forth in the notice issued by the SEC for the Trust on May 11, 2007 (the “Notice”) (Investment Company Act Release No. IC-27821), by providing the Board with all information reasonably necessary for it to consider any issues raised. This responsibility includes, but is not limited to, an obligation by the Company to inform the Board whenever Variable Contract owner voting instructions are disregarded by the Company. These responsibilities will be carried out with a view only to the interests of the Variable Contract owners.

7.3. If a majority of the Trust’s Trustees or a majority of its disinterested trustees (“Independent Trustees”) determines that a material irreconcilable conflict exists, affecting the Company, the Company, at its expense and to the extent reasonably practicable (as determined by a majority of Independent Trustees), will take any steps necessary to remedy or eliminate the irreconcilable material conflict, which may include: (a) withdrawing the assets allocable to some or all of the Separate Accounts from the Trust or any Fund thereof and reinvesting those assets in a different investment medium, which may include another Fund of the Trust or another investment company, (b) submitting the question as to whether such segregation should be implemented to a vote of all affected Variable Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., Variable Contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, (c) offering to the affected Variable Contract owners the option of making such a change, and (d) establishing a new registered management investment company or managed separate account. If a material irreconcilable conflict arises because of the Company’s decision to disregard Variable Contract owner voting instructions, and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the election of the Trust, to withdraw its Separate Account’s investment in the Trust, and no charge or penalty will be imposed as a result of such withdrawal. The responsibility to take such remedial action shall be carried out with a view only to the interests of the Variable Contract owners.

For the purposes of this Section, a majority of the Independent Trustees shall determine whether or not any proposed action adequately remedies any material irreconcilable conflict, but in no event will the Trust be required to establish a new funding medium for any Variable Contract. Further, the Company shall not be required by this Section to establish a new funding medium for any Variable Contract if any offer to do so has been declined by a vote of a majority of Variable Contract owners materially affected by the irreconcilable material conflict.

7.4. The Board’s determination of the existence of a material irreconcilable conflict and its implications shall be made known promptly and in writing to the Company.

7.5. No less than annually, the Company shall submit to the Board such reports, materials or data as the Board may reasonably request so that the Board may fully carry out the obligations imposed upon it by these Conditions. Such reports, materials, and data shall be submitted more frequently if the Board deems appropriate.

ARTICLE VIII Client and Transaction Information

8.1. Agreement to Provide Information. Company agrees to provide each Fund, upon written request (which may include electronic writings and facsimile transmissions, a “Request”), the taxpayer identification number (the “TIN”), the Individual/International Taxpayer Identification Number (“ITIN”) or other government-issued identifier (“GII”), if known, of any or all Clients who have purchased, redeemed, transferred or exchanged Shares held through an Account with Company during the period covered by the Request and the amount, date, name or other identifier of any investment professionals associated with the Clients or Accounts (if known), and the transaction type (purchase, redemption, transfer or exchange) of every purchase, redemption, transfer or exchange of Shares.

8.1.1. Period Covered by Request. Requests must set forth a specific period, not to exceed 180 days from the date of the Request for which transaction information is sought. The Fund may request transaction information older than 180 days from the date of the Request as it deems necessary to investigate compliance with policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of its Shares.

8.1.2. Form and Timing of Response. Company agrees to transmit the requested information that is on Company’s books and records to the Fund or its designee promptly, but in any event not later than 10 Business Days after receipt of a Request.

8.1.3. Limitations on Use of Information. Distributor agrees, on behalf of itself and the Fund, not to use the information received for marketing or any other similar purpose without Company’s prior written consent.

8.2. Agreement to Restrict Trading. Company agrees to execute a Request from the Fund to restrict or prohibit further purchases or exchanges of Shares by a Client that has been identified by the Fund as having engaged in transactions in Shares (directly or indirectly through an Account) that violate policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of its Shares.

8.2.1. Form of Instructions. Such Request must include the TIN, ITIN or GII if known, and the specific restriction(s) to be executed. If the TIN, ITIN or GII is not known, the instructions must include an equivalent identifying number of the Clients or Accounts or other agreed upon information to which the instruction relates.

8.2.2. Timing of Response. Company agrees to execute the Request as soon as reasonably practicable, but not later than five Business Days after Company’s receipt of the instructions.

8.2.3. Confirmation. Company agrees to provide written confirmation to the Fund as soon as reasonably practicable that the Request has been executed, but not later than 10 Business Days after the Request has been executed.

8.3. Share Holdings Through Indirect Intermediaries. Company will use best efforts to determine, promptly upon the Request of the Fund, but not later than five Business Days after Company’s receipt of the Request, whether any specific person or entity about whom the Fund has received information pursuant to Section 8(a) of this Agreement is an “indirect intermediary” as defined in Rule 22c-2 under the 1940 Act (“Indirect Intermediary”) and, upon further Request from the Fund, promptly (but not later than five Business Days after receipt of such Request) either:

8.3.1. provide (or arrange to have provided) the identification and transaction information set forth in Section 7.1 of this Agreement regarding such persons who hold Shares through the Indirect Intermediary; or

8.3.2. restrict or prohibit the Indirect Intermediary from purchasing Shares on behalf of itself or other persons. Company agrees to inform the Fund whether Company plans to perform (i) or (ii) above.

8.4. To the extent practicable, the format for any transaction information provided to the Fund should be consistent with the NSCC Standardized Data Report Format, or any other format acceptable to the Fund.

ARTICLE IX Anti-Money Laundering

9.1. The Company shall comply with all applicable laws and regulations designed to prevent money “laundering”, and if required by such laws or regulations, to share with the Trust information about individuals suspected of possible terrorist or money “laundering” activities in accordance with Section 314(b) of the USA Patriot Act. In particular, the Company agrees that:

9.1.1. as part of processing an application for a Contract, it will verify the identity of applicants;

9.1.2. as part of its ongoing compliance with the USA Patriot Act, it will, from time to time, reverify the identity of Contract Owners;

9.1.3. as part of processing an application for a Contract, it will verify that no applicant, is a “specially designated national” or a person from an embargoed or “blocked” country as indicated by the Office of Foreign Asset Control (“OFAC”) list of such persons;

9.1.4. as part of its ongoing compliance with the USA Patriot Act, it will, from time to time, reverify that no Contract Owner, is a “specially designated national” or a person from an embargoed or “blocked” country as indicated by the OFAC list of such persons;

9.1.5. it will ensure that money tendered to the Trust as payment for Trust shares did not originate with a bank lacking a physical place of business (i.e., a “shell” bank) or from a country or territory named on the list of high-risk or non-cooperating countries or jurisdictions published by the Financial Action Task Force; and

9.1.6. if any of the foregoing cease to be true, the Trust or its agents, in compliance with the USA Patriot Act or Bank Secrecy Act, may seek authority to block transactions in Account units arising from accounts of one or more such Contract Owners with the Company or of one or more of the Company’s accounts with the Trust;

9.1.7. The Trust and the Distributor shall comply with all applicable laws and regulations designed to prevent money “laundering”, and if required by such laws or regulations, to share with the Company information about individuals, entities, organizations and countries suspected of possible terrorist or money “laundering” activities in accordance with Section 314(b) of the USA Patriot Act.

ARTICLE X. Indemnification

10.1. Indemnification by the Company

(a) The Company agrees to indemnify and hold harmless each of the Trust and the Adviser and each of its trustees/directors and officers, and each person, if any, who controls the Trust or Adviser within the meaning of Section 15 of the 1933 Act or who is under common control with the Trust or the Adviser (collectively, the “Indemnified Parties” for purposes of this Section 10.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

(i) arise out of or are based upon any untrue statement or alleged untrue statements of any material fact contained in the registration statement, prospectus (which shall include a written description of a Contract that is not registered under the 1933 Act), or SAI for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Trust or the Adviser for use in the registration statement, prospectus or SAI for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts, or

(ii) arise out of or as a result of statements or representations by or on behalf of the Company (other than statements or representations contained in the registration statement, prospectus, SAI, or sales literature of the Trust not supplied by the Company or persons under its control) or wrongful conduct of the Company or its agents or persons under the Company’s authorization or control, with respect to the sale or distribution of the Contracts, or

(iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI, or sales literature of the Trust or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Trust by or on behalf of the Company for use in the registration statement, prospectus or SAI of the Trust or in sales literature; or

(iv) arise as a result of any material failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

(v) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company;

as limited by and in accordance with the provisions of Sections 10.1(b) and 10.1(c) hereof.

(b) The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of its obligations or duties under this Agreement.

(c) The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against an Indemnified Party, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the Company to such party of the Company’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

(d) The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Trust shares or the Contracts or the operation of the Trust.

10.2. Indemnification by the Adviser

(a) The Adviser agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 10.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

(i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or SAI or sales literature of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Adviser or Trust by or on behalf of the Company for use in the registration statement, prospectus or SAI for the Trust or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

(ii) arise out of or as a result of statements or representations by or on behalf of the Trust or the Adviser (other than statements or representations contained in the registration statement, prospectus, SAI or sales literature for the Contracts not supplied by the Trust or the Adviser) or wrongful conduct of the Adviser or the Trust with respect to the sale or distribution of the Contracts or Trust shares; or

(iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Adviser or the Trust; or

(iv) arise as a result of any failure by the Trust or the Adviser to provide the services and furnish the materials under the terms of this Agreement (including a failure of the Trust, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Article VI of this Agreement); or

(v) arise out of or result from any material breach of any representation and/or warranty made by or on behalf of the Adviser or the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by or on behalf of the Adviser or the Trust;

as limited by and in accordance with the provisions of Sections 10.2(b) and 10.2(c) hereof.

(b) The Adviser shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to the Company or the Account, whichever is applicable.

(c) The Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Adviser of any such claim shall not relieve the Adviser from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Party, the Adviser will be entitled to participate, at its own expense, in the defense thereof. The Adviser also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the Adviser to such party of the Adviser’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Adviser will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

(d) The Company agrees promptly to notify the Adviser of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Account.

10.3. Indemnification by the Trust

(a) The Trust agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 10.3) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Trust) or litigation (including legal and other expenses) to which the Indemnified Parties may be required to pay or may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, expenses, damages, liabilities or expenses (or actions in respect thereof) or settlements, are related to the operations of the Trust and:

(i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or SAI or sales literature of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Adviser or Trust by or on behalf of the Company for use in the registration statement, prospectus or SAI for the Trust or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

(ii) arise out of or as a result of statements or representations by or on behalf of the Trust or the Adviser (other than statements or representations contained in the registration statement, prospectus, SAI or sales literature for the Contracts not supplied by the Trust or the Adviser) or wrongful conduct of the Adviser or the Trust with respect to the sale or distribution of the Contracts or Trust shares; or

(iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Adviser or the Trust; or

(iv) arise as a result of any failure by the Trust to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Article VI of this Agreement); or

(v) arise out of or result from any material breach of any representation and/or warranty made by or on behalf of the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by or on behalf of the Trust;

as limited by and in accordance with the provisions of Sections 10.3(b) and 10.3(c) hereof.

(b) The Trust shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to the Company or the Account, whichever is applicable.

(c) The Trust shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Trust in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Trust of any such claim shall not relieve the Trust from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Trust will be entitled to participate, at its own expense, in the defense thereof. The Trust also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the Trust to such party of the Trust’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Trust will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

(d) The Company agrees promptly to notify the Trust of the commencement of any litigation or proceeding against it or any of its respective officers or directors in connection with the Agreement, the issuance or sale of the Contracts, the operation of the Account, or the sale or acquisition of shares of the Trust.

10.4 Indemnification by the Distributor

The Distributor agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 10.4) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

(i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or SAI or sales literature of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Distributor by or on behalf of the Company for use in the registration statement, prospectus or SAI for the Trust or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

(ii) arise out of or as a result of statements or representations by or on behalf of the Distributor (other than statements or representations contained in the registration statement, prospectus, SAI or sales literature for the Contracts not supplied by the Trust or the Adviser) or wrongful conduct of the Distributor with respect to the sale or distribution of the Contracts or Trust shares; or

(iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Distributor; or

(iv) arise as a result of any failure by Distributor to provide the services and furnish the materials under the terms of this Agreement; or

(v) arise out of or result from any material breach of any representation and/or warranty made by or on behalf of the Distributor in this Agreement or arise out of or result from any other material breach of this Agreement by or on behalf of the Distributor;

as limited by and in accordance with the provisions of Sections 10.4(b) and 10.4(c) hereof.

(b) The Distributor shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to the Company or the Account, whichever is applicable.

(c) The Distributor shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Distributor of any such claim shall not relieve the Distributor from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Party, the Distributor will be entitled to participate, at its own expense, in the defense thereof. The Distributor also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the Distributor to such party of the Distributor’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Distributor will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

(d) The Company agrees promptly to notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Account.

ARTICLE XI. Applicable Law

11.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Delaware, without regard to the conflict of laws provisions thereof.

11.2. This Agreement shall be subject to the provisions of the 1933 and 1940 Acts as well as the Exchange Act of 1934, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant, and the terms hereof shall be interpreted and construed in accordance therewith. If, in the future, the Mixed and Shared Funding Order discussed in Article VII should no longer be necessary under applicable law, then Article VII hereof shall no longer apply.

ARTICLE XII. Termination

12.1. This Agreement shall continue in full force and effect until the first to occur of:

(a) termination by any party, for any reason with respect to some or all Funds, by six (6) months advance written notice delivered to the other parties; or

(b) termination by the Company by written notice to the other parties based upon the Company’s determination that shares of the Trust are not reasonably available to meet the requirements of the Contracts; or

(c) termination by the Company by written notice to the other parties in the event any of the Fund’s shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

(d) termination by the Trust or Adviser by written notice to the Company in the event that formal administrative proceedings are instituted against the Company by FINRA, the SEC, the Insurance Commissioner or like official of any state or any other regulatory body regarding the Company’s duties under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of the Funds’ shares; provided, however, that the Trust or Adviser determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Company to perform its obligations under this Agreement; or

(e) termination by the Company by written notice to the other parties in the event that formal administrative proceedings are instituted against the Trust or Adviser by the SEC or any state securities department or any other regulatory body; provided, however, that the Company determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Trust or Adviser to perform its obligations under this Agreement; or

(f) termination by the Company by written notice to the other parties in the event that any Fund ceases to qualify as a regulated investment company under Subchapter M or fails to comply with the Section 817(h) diversification requirements specified in Article VI hereof, or if the Company reasonably believes that any such Fund may fail to so qualify or comply with either provision; or

(g) termination by either the Trust or the Adviser by written notice to the other parties, if either one or both the Trust and the Adviser, respectively, shall determine, in their sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity; or

(h) termination by the Company by written notice to the other parties, if the Company shall determine, in its sole judgment exercised in good faith, that the Trust or the Adviser has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

(i) termination by the Company upon any substitution of the shares of another investment company or series thereof for shares of a Fund of the Trust in accordance with the terms of the Contracts, provided that the Company has given at least 45 days prior written notice to the Trust and Adviser of the date of substitution.

12.2. Notwithstanding any termination of this Agreement, the Trust and the Adviser shall, at the option of the Company, continue to make available additional shares of the Trust pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as “Existing Contracts”), unless the Company seeks an order pursuant to Section 26(c) of the 1940 Act to permit the substitution of other securities for the shares of the Funds. Specifically, the owners of the Existing Contracts shall be permitted to reallocate investments in the Trust, redeem investments in the Trust and/or invest in the Trust upon the making of additional purchase payments under the Existing Contracts (subject to any such election by the Company).

12.3. Notwithstanding any termination of this Agreement, each party’s obligation under Article X to indemnify the other parties shall survive.

ARTICLE XIII. Notices

Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Company, at its Administrative Office:	First Security Benefit Life Insurance and Annuity Company of New York Attention General Counsel One Security Benefit Place Topeka, Kansas 66636 - 0001

If to the Trust:	Lincoln Variable Insurance Products Trust 150 N. Radnor Chester Road Radnor, PA 19087 Attn: Chief Counsel – Funds Management Email: Ronald.holinsky@lfg.com

If to the Distributor:	Lincoln Financial Distributors, Inc. 150 N. Radnor Chester Road Radnor, PA 19087 Attn: Legal Department

If to the Adviser:	Lincoln Financial Investments Corporation 150 N. Radnor Chester Road Radnor, PA 19087 Attn: Chief Counsel – Funds Management Email: Ronald.holinsky@lfg.com

ARTICLE XIV. Miscellaneous

14.1. All persons dealing with the Trust must look solely to the property of the respective Funds listed on Schedule A hereto as though each such Fund had separately contracted with the Company and the Adviser for the enforcement of any claims against the Trust. The parties agree that neither the Board, officers, agents or shareholders of the Trust assume any personal liability or responsibility for obligations entered into by or on behalf of the Trust.

14.2. Subject to the requirements of legal process and regulatory authority, the Trust and the Adviser shall treat as confidential the names and addresses of the owners of the Contracts. Each party shall treat as confidential all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such information without the express written consent of the affected party until such time as such information has come into the public domain.

14.3. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

14.4. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

14.5. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

14.6. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, FINRA, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the New York Insurance Commissioner with any information or reports in connection with services provided under this Agreement which such Commissioner may request in order to ascertain whether the variable insurance operations of the Company are being conducted in a manner consistent with the New York insurance laws and regulations and any other applicable law or regulations.

14.7. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies, and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

14.8. This Agreement may be amended by written agreement between all parties. This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative.

First Security Benefit Life Insurance and Annuity Company of New York	By its authorized officer

	By:	ROGER OFFERMANN

	Title:	Chief Actuary and Chief Product Officer

	Date:	4/26/2023

Lincoln Variable Insurance Products Trust	By its authorized officer

	By:	WILLIAM P. FLORY, JR.

	Title:	VP, Treasurer and CAO

	Date:	4/27/2023

Lincoln Financial Investments Corporation	By its authorized officer

	By:	BENJAMIN A. RICHER

	Title:	SVP, Head of Funds Management

	Date:	4/28/2023

Lincoln Financial Distributors, Inc.	By its authorized officer

	By:	DANIEL P. HERR

	Title:	SVP

	Date:	4/28/2023

[Date]

Schedule A

Account(s)	Contract(s)

Account A	AdvisorDesigns EliteDesigns, EliteDesigns II

Account B	AdvanceDesigns SecureDesigns

Additionally, “Accounts” and “Contracts” will include any new Accounts and Contracts created subsequent to the date hereof.

Trust and Funds

The currently available Funds of the Lincoln Variable Insurance Products Trust are:

1.	LVIP JPMorgan U.S. Equity Fund

2.	LVIP JP Morgan Small Cap Core Fund

3.	LVIP JPMorgan Mid Cap Value Fund

4.	LVIP JPMorgan Core Bond Fund

Additionally, “Funds” will include any Fund created subsequent to the date hereof.

A-1

SCHEDULE B

EXPENSES

The Trust and the Company will coordinate the functions and pay the costs of completing these functions based upon an allocation of costs in the tables below.

Item	Function	Party Responsible for Expense
Trust Prospectus	Printing and Distribution (including postage)	Trust (Company may choose to do the printing at Trust’s expense)

Trust Prospectus and SAI Supplements	Printing and Distribution (including postage)	Trust (Company may choose to do the printing at Trust’s expense)

Trust SAI	Printing and Distribution (including postage)	Trust

Proxy Material for Trust	Printing, Distribution to Current (including postage), tabulation and solicitation	Trust

Trust Annual & Semi-Annual Report	Printing and Distribution (including postage)	Trust (Company may choose to do the printing at Trust’s expense)

30e-3 Notice	Printing and Distribution (including postage)	Trust (Company may choose to do the printing at Trust’s expense)

30e-3 Required Materials	Website Hosting and Maintenance	Company’s Website – Company Trust’s Website—Trust

Contract Prospectus	Printing and Distribution (including postage)	Company

Contract Prospectus and SAI Supplements	Printing and Distribution (including postage)	Company

Contract SAI	Printing and Distribution (including postage)	Company

498A Trust Documents	Website Hosting and Maintenance	Trust

Other communication to Prospective and Current	Printing and Distribution (including postage)	If Required by Law – case by case basis If Required by Trust – Trust If Required by Company – Company

Operations of the Trust	All operations and related expenses, including the cost of registration and qualification of shares, taxes on the issuance or transfer of shares, cost of management of the business affairs of a Trust, and expenses paid or assumed by a Trust pursuant to any Rule 12b-1 plan	Trust

Operations of the Accounts	Federal registration of units of separate account (24f-2 fees)	Company

SCHEDULE C

USE OF SUMMARY PROSPECTUSES

All capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such term in the Agreement.

1.	For purposes of this Schedule C, the terms Summary Prospectus and Statutory Prospectus shall have the same meaning as set forth in Rule 498.

2.

The Trust shall provide the Company with copies of the Summary Prospectuses and any supplements thereto in the same manner and at the same times as the Agreement requires that the Trust provide the Company with Statutory Prospectuses.

3.

The Trust and the Adviser each represents and warrants that the Summary Prospectuses and the web site hosting of such Summary Prospectuses will comply with the requirements of Rule 498 applicable to the Trust and its Funds. The Trust further represents and warrants that it has appropriate policies and procedures in place in accordance with Rule 498(e)(4) to ensure that such web site continuously complies with Rule 498.

4.

The Trust and the Adviser each agrees that the URL indicated on each Summary Prospectus will lead Contract owners directly to the web page used for hosting Summary Prospectuses and that such web page will host the current Trust documents required to be posted in compliance with Rule 498. The Trust shall immediately notify the Company of any unexpected interruptions in availability of this web page. The Trust agrees that the web landing page used for hosting Summary Prospectuses will not contain any marketing materials (other than those Trust documents provided for under Rule 498) and that the landing page will contain Summary Prospectuses only for the Trust or its affiliated funds.

5.

The Trust and the Adviser represent and warrant that they will be responsible for compliance with the provisions of Rule 498(f)(i) involving Contract owner requests for additional Trust documents made directly to the Trust or the Adviser, or one of their affiliates. The Trust and the Adviser further represent and warrant that any information obtained about Contract owners pursuant to this provision will be used solely for the purposes of responding to requests for additional Trust documents.

6.	The Company represents and warrants that it will respond to requests for additional Trust documents made by Contract owners directly to the Company or one of its affiliates.

7.	The Company represents and warrants that any bundling of Summary Prospectuses and Statutory Prospectuses will be done in compliance with Rule 498.

8.

At the Company’s request, the Adviser and the Trust will provide the Company with URLs to the current Trust documents for use with Company’s electronic delivery of Trust documents or on the Company’s website. The Adviser and the Trust will be responsible for ensuring the integrity of the URLs and for maintaining the Trust’s current documents on the site to which such URLs originally navigate to.

9.

If the Trust determines that it will end its use of the Summary Prospectus delivery option, the Trust will provide the Company with at least 60 days’ advance notice of its intent so that the Company can arrange to deliver a Statutory Prospectus in place of a Summary Prospectus. In order to comply with Rule 498(e)(1), the Trust shall continue to maintain its website in compliance with the requirements of this Agreement and Rule 498 for a minimum of 90 days after the termination of any such notice period.

10.	The parties agree that all other provisions of the Participation Agreement, including the Indemnification provisions, will apply to the terms of this Schedule C as applicable.

11.

The parties agree that the Company is not required to distribute Summary Prospectuses to its Contract owners, but rather use of the Summary Prospectus will be at the discretion of the Company. The Company agrees that it will give the Adviser and the Trust sufficient notice of its intended use of the Summary Prospectuses or the Statutory Prospectuses.